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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Dresser-Rand Group Inc. of our report dated March 31, 2006 relating to the consolidated financial statements and financial statement schedule of Dresser-Rand Group Inc. (Successor) and our report dated May 12, 2005, except as to the information contained in Note 26 for which the date is January 16, 2006 relating to the combined financial statements and financial statement schedule of Dresser-Rand Company (Predecessor), incorporated by reference in such Registration Statement from the Registration Statement on Form S-1 (File No. 333-131300). We also consent to the references to us under the headings "Summary Historical Financial Information", "Selected Historical Financial Information" and "Experts" incorporated by reference in this Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Buffalo, New York
April 27, 2006